Exhibit 10.2

BlueLinx Holdings Inc.
2006 Long-Term Equity Incentive Plan
Nonqualified Stock Option Award Agreement

Participant:

Number of Shares:	___ Shares

Option Price:	$14.01

Grant Date:	June 5, 2006

Option Period:	Grant Date through tenth anniversary of Grant Date (the “Option Period”)

Type of Option:	Nonqualified Stock Option
Relationship to Plan. This Option is granted pursuant to the BlueLinx Holdings Inc. (the “Company”) 2006 Long-Term Incentive Plan (the “Plan”) and is in all respects subject to the terms, conditions and definitions of the Plan (including, but not limited to, provisions concerning exercise, restrictions on Options, termination, nontransferability and adjustment of the number of the Shares). The Participant hereby accepts this Option subject to all the terms and provisions of the Plan. The Participant further agrees that all decisions under and interpretations of the Plan by the Committee shall be final, binding and conclusive upon the Participant and his or her heirs. All capitalized terms used herein and not otherwise defined herein shall have the same meanings ascribed to them in the Plan. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Award Agreement.
Vesting. The Participant shall become vested in a percentage of his or her total stock options in accordance with the following schedule, subject to accelerated vesting upon a Change in Control.

Percentage of
Option Vested

January 3rd following Grant Date	20%
January 3rd following the first anniversary of Grant Date	20%
January 3rd following the second anniversary of Grant Date	20%
January 3rd following the third anniversary of Grant Date	20%
January 3rd following the fourth anniversary of Grant Date	20%

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Change in Control. Notwithstanding the provisions related to regular vesting described above, upon a Change in Control, all unvested Options shall become immediately vested and exercisable.
Exercisability of Option. Unless otherwise provided in this Award Agreement or the Plan, this Option shall entitle the Participant to purchase, in whole at any time or in part from time to time, to the extent the Option is vested in accordance with the vesting schedule herein, the Shares subject to this Option, and each such right of purchase shall be cumulative and shall continue, unless sooner exercised or terminated as herein provided, during the remaining Option Period. Any fractional number of Shares resulting from the application of the foregoing percentages shall be rounded to the next higher whole number of Shares, but shall not exceed the total number of Shares covered by this Option.
Manner of Exercise and Payment. Subject to the terms and conditions of this Award Agreement and the Plan, this Option may be exercised by delivery of written notice to the Secretary of the Company, at the Company’s principal executive office. Such notice shall state (i) that the person exercising this Option is entitled to exercise this Option, (ii) that such person is electing to exercise this Option and (iii) the number of Shares in respect of which this Option is being exercised.
The notice of exercise shall be accompanied by the full Option Price for the Shares in respect of which this Option is being exercised by any method approved or accepted by the Company in its sole discretion.
Upon receipt of notice of exercise and full payment for the Shares in respect of which this Option is being exercised, the Company shall take such action as may be necessary to effect the transfer to the Participant of the number of Shares as to which such exercise was effective.
Requirements to Become a Stockholder. The Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to this Option until (i) this Option shall have been exercised pursuant to the terms of this Award Agreement and the Participant shall have paid the full Option Price for the number of Shares in respect of which this Option was exercised, and (ii) the Company shall have directed the due issuance of the Shares purchased by the Participant.
Withholding of Taxes. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan (the “Withholding Taxes”). If the Participant is entitled to receive Shares upon exercise of this Option, the Participant shall pay the Withholding Taxes to the Company in cash prior to the issuance of such Shares.

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Termination of Employment or Relationship. Unless otherwise determined by the Committee, in its sole discretion, the Option Period shall terminate and shall be treated in accordance with the following should any of the following provisions become applicable:
(i)	In the event of a Participant’s termination of employment or relationship for Cause, any unexercised portion of the Option granted to the Participant will terminate as of the date of such termination of employment or relationship.

(ii)	In the event of a Participant’s termination of employment or relationship by the Company or a subsidiary other than for Cause, death, or Disability, or the Participant resigns from employment or relationship for any reason, (other than on account of death or Disability), (i) any unvested portion of the Participant’s Option shall terminate and (ii) any portion of the Participant’s Option that was vested and exercisable on the date of his or her termination of employment or relationship shall remain exercisable for a period of three (3) months after the date of termination, and any portion of such Option not exercised within such three (3) month period shall be forfeited; provided, however, that in no event may such Option be exercised after the expiration of the Option Period.

(iii)	In the event a Participant’s employment or relationship shall terminate on account of death or Disability, (i) any unvested portion of the Participant’s Option shall immediately become fully vested and exercisable and (ii) the Participant (or his or her personal representative) may exercise all vested and exercisable Options within the earlier of (x) one (1) year from the date of such death or Disability or (y) the expiration of the Option Period.
For the purposes of this Agreement, Cause means, with respect to a Participant, as determined by the Board in its reasonable judgment: (a) the Participant’s continued failure to substantially perform the Participant’s duties; (b) the Participant’s repeated acts of insubordination, or failure to execute Company or subsidiary plans and/or strategies; (c) the Participant’s acts of dishonesty resulting or intending to result in personal gain or enrichment at the expense of the Company or any subsidiary; (d) the Participant’s commission of a felony; (e) reasonable evidence presented in writing to the Participant that the Participant engaged in a criminal act, misconduct or dishonesty; (f) violation of any written policy of the Company or any subsidiary including, but not limited to, the Company’s or a subsidiary’s employment manuals, rules, and regulations after one (1) written notice from the Company or a subsidiary regarding such violation; or (g) the Participant engaging in any act that is intended, or may reasonably be expected to harm the reputation, business, prospects or operations of the Company, any subsidiary, or their officers, directors, stockholders, or employees; provided that, in the event a Participant is subject to an employment agreement or other agreement, including, but not limited to a severance agreement, with the Company or a subsidiary that contains a definition of “Cause,” Cause under the Plan shall have the meaning in such agreement.

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For the purpose of this Agreement, Disability means the Executive: (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (b) is, by reason on any medically determinable physical or mental impairment which could be expected to result in death or can be expected to last for a continuous period or not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the participant’s employer.
Transferability. The Option granted hereunder shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Participant, the Option shall be exercisable only by the Participant. Any portion of the Option exercisable at the date of the Participant’s death and transferred by will or by the laws of descent shall be exercisable in accordance with the terms of the Option by the executor or administrator, as the case may be, of the Participant’s estate (each, a “Designated Beneficiary”) for the period provided herein with respect to termination of employment as a result of the Participant’s death.
No Employment or Service Contract. Nothing in this Award Agreement or in the Plan shall confer upon the Participant any right to continue such Participant’s relationship with the Company or a subsidiary thereof, nor shall it give any Participant the right to be retained in the employ of the Company or a subsidiary or interfere with or otherwise restrict in any way the rights of the Company or a subsidiary, which rights are hereby expressly reserved, to terminate any Participant’s employment or relationship at any time for any reason, except as may be set forth in an employment agreement between the Participant and the Company or a subsidiary of the Company.
Modification of Award Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.
Investment Representation. Unless a registration statement under the Securities Act of 1933, as amended (and applicable state securities laws), is in effect with respect to the Shares issued on the date of exercise of the Option, Participant, or his Designated Beneficiary, agrees with, and represents to, the Company that Participant is acquiring the Shares for the purpose of investment and not with a view to transfer, sell, or otherwise dispose of the Shares. The Company may require an opinion of counsel satisfactory to it prior to the transfer of any Shares to assure at all times that it will be in compliance with applicable federal and state securities laws.
Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

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Governing Law. The validity, interpretation, construction and performance of this Award Agreement shall be governed by the laws of the Delaware without giving effect to the conflicts of laws principles thereof.
     IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date indicated below.

BlueLinx Holdings Inc.

Dated:	By:

Accepted:	Title:

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